Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY
MEDQUIST HOLDINGS INC.
(formerly CBaySystems Holdings Limited)

OFFER TO EXCHANGE

Shares of MedQuist Holdings Inc.
(formerly CBaySystems Holdings Limited) Common Stock for
Issued and Outstanding Common Stock of MedQuist Inc. Common Stock
Pursuant to the Prospectus dated February 2, 2011
(Not to be used for Signature Guarantees)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, MARCH 3, 2011, UNLESS EXTENDED OR EARLIER TERMINATED BY THE COMPANY (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). SHARES OF ISSUED AND OUTSTANDING MEDQUIST INC. COMMON STOCK TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME.

The Exchange Agent for the Offer is:

American Stock Transfer & Trust Company LLC

By Mail to:	By Overnight Courier or Hand-Delivery to:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

By Facsimile Transmission:
(For Eligible Institutions Only)
(718) 234-5001

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR FACSIMILE TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Exchange Offer (as defined below) (i) if certificates (the “Share Certificates”) evidencing shares of Issued and Outstanding common stock of MedQuist Inc. (the “MedQuist Shares”) are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to American Stock Transfer & Trust Company LLC, the exchange agent for the Exchange Offer (the “Exchange Agent”), prior to the expiration time of the Exchange Offer, or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Exchange Agent. See the section of the prospectus, dated February 2, 2011 (the “Prospectus”), entitled “The Exchange Offer — Procedure for Tendering.”

This form is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to MedQuist Holdings Inc. (formerly CBaySystems Holdings Limited), upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal (which, together, as each may be amended, supplemented, or otherwise modified from time to time, constitute the “Exchange Offer”), receipt of each of which is hereby acknowledged, the number of MedQuist Shares specified below pursuant to the guaranteed delivery procedure set forth in the section of the Prospectus entitled “The Exchange Offer — Guaranteed Delivery.”

Number of MedQuist Shares:

Certificate Nos. (If Available):

☐	Check this box if MedQuist will be delivered by book-entry transfer (and complete name of tendering institution and account information below):

Name of Tendering Institution:

Account No.

PLEASE SIGN AND COMPLETE

(Signature(s) of Record Holder(s))*

(Title)**

(Name(s) of Record Holders)

(Address)

(Zip Code)

(Daytime Area Code And Telephone No.)

Dated:          , 2011

*   Must be signed by registered holder(s) exactly as name(s) appear(s) on the Share Certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith.
**  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the necessary information above.

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a participant in the Securities Transfer Agent’s Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP), the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent either Share Certificates representing the MedQuist Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such MedQuist Shares into the Exchange Agent’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed letter of transmittal (or manually signed facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such MedQuist Shares in the Exchange Agent’s account at The Depository Trust Company, together with an agent’s message (as defined in the Prospectus), in each case together with any other documents required by the letter of transmittal, within three New York Stock Exchange business days after the date of execution of this Notice of Guaranteed Delivery.

The eligible institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the letter of transmittal and Share Certificates to the Exchange Agent or confirmation of book-entry transfer of such MedQuist Shares, in each case with of a letter of transmittal or agent’s message within the time period shown herein. Failure to do so could result in a financial loss to such eligible institution.

(Name of Firm)

(Address)

(Zip Code)

(Daytime Area Code And Telephone No.)

(Authorized Signature)

(Name)

(Title)

Dated:          , 2011

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
SHARE CERTIFICATES SHOULD BE SENT WITH A LETTER OF TRANSMITTAL.

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